Exhibit 99.(A)(2)

Shareholder Instructions and Master Signature Page

ACCENTURE SCA Offer to Redeem for Cash	ACCENTURE INTERNATIONAL SARL Offer to Purchase for Cash

Up to 12,000,000 Class I Common Shares
at
$23.62 per share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON,
NEW YORK CITY TIME, ON FRIDAY, AUGUST 12 , 2005,
UNLESS THE OFFER IS EXTENDED.

INSTRUCTIONS

     These instructions are being distributed to all holders of Class I common shares of Accenture SCA regarding participation in the Quarterly Transaction — Accenture SCA Tender Offer. Please note that these instructions have changed. Please read these instructions carefully and follow the steps outlined below if you wish to participate in these transactions. If you do not follow these steps, your shares will not be validly tendered.

     ACCENTURE SCA AND ACCENTURE INTERNATIONAL SARL (“SARL”) HAVE FILED A SCHEDULE TO, INCLUDING A TENDER OFFER, WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) WHICH CONTAINS IMPORTANT INFORMATION WITH RESPECT TO THE TENDER OF YOUR CLASS I COMMON SHARES. YOU SHOULD READ THAT TENDER OFFER CAREFULLY BEFORE MAKING ANY DECISIONS REGARDING THE TENDER OF YOUR SHARES. Accenture has made the tender offer and all other tender offer documents filed with the SEC available to all holders of Accenture SCA Class I common shares. These documents are also available at no charge at the SEC’s website, www.sec.gov.

General Summary

     Generally, the current Partner Share Transaction for holders of Accenture SCA Class I common shares will consist of a tender offer made by Accenture SCA to redeem and SARL to purchase Class I common shares of Accenture SCA. A copy of the tender offer is attached below. The staging, timing and form of this liquidity opportunity will follow the rules and regulations prescribed by the SEC relating to tender offers.

     [Attachment: “Offer to Redeem_Offer to Purchase”]

     These shareholder instructions and the accompanying master signature page are being delivered to you so that you may tender your Class I common shares, if you choose to do so. If you choose to tender your Class I common shares, then we must receive from you or your duly authorized agent by 12:00 noon, New York City time, on August 12, 2005 (unless we extend this expiration date) :

•	if you tender your shares electronically through the Accenture Partner Matters website: an electronically executed master signature page pursuant to which you will be electronically executing and delivering (i) either a notice of election for redemption to Accenture SCA or a share purchase agreement with SARL and (ii) either a reimbursement agreement relating to share redemptions with Accenture Finance (Gibraltar) Limited or a reimbursement agreement relating to share purchases with Accenture Finance (Gibraltar) Limited.

•	if you tender your shares other than electronically through the Accenture Partner Matters website: a manually executed master signature page pursuant to which you will be manually executing and delivering (i) either a notice of election for redemption to Accenture SCA or a share purchase agreement with SARL and (ii) either a reimbursement agreement relating to share redemptions with Accenture Finance (Gibraltar) Limited or a reimbursement agreement relating to share purchases with Accenture Finance (Gibraltar) Limited. Depending on your country of residence and your marital status, when submitting your master signature page manually, you may also be required to return to us initialed copies of the related shareholder documents and a spousal consent form in accordance with these shareholder instructions.

     The notice of election for redemption and the share purchase agreement are included in the tender offer as Annex A and Annex B, respectively. The reimbursement agreement for shareholders that choose to have Accenture SCA redeem their shares is included in the tender offer as Annex C and the reimbursement agreement for shareholders that choose to have SARL purchase their shares is included in the tender offer as Annex D. We refer to the notice of election for redemption, the share purchase agreement and the reimbursement agreements as the “shareholder documents.”

     You may revise the amount of your tendered shares at any time until the expiration date by delivering a new, properly completed master signature page. For a withdrawal to be effective, we must receive a new, properly completed master signature page including revised information before the expiration date. If you deliver a new, properly completed master signature page in which you tender zero shares, all of your shares will be withdrawn from the offer, your master signature page will be deemed not to have been delivered and you will not be a party to any of the shareholder documents.

     We are providing to certain holders of Class I common shares the opportunity to submit their master signature page electronically, through the Accenture Partner Matters website. Because delivery of the master signature page through the Accenture Partner Matters website will enable such holders to avoid manually executing and delivering the master signature page, we believe that the delivery option will facilitate the ability of such holders to tender shares easily and quickly. Certain holders of Class I common shares cannot submit their master signature page electronically due to the applicable laws of their country of residence, and those shareholders will be asked to complete the master signature page electronically on the website and to print and manually execute and deliver the master signature page (and any additional documents that are required to be delivered) to us. All shareholders may manually execute and deliver their master signature page to us, but we recommend the electronic execution and delivery of your master signature page through the Accenture Partner Matters website, if that option is available to you.

     As you read the instructions provided below, please make sure to follow the instructions applicable to you (based upon your country of residence and your status as either an active partner or other shareholder of Accenture).

INSTRUCTIONS FOR ELECTRONIC DELIVERY OF SHAREHOLDER DOCUMENTS

     Please note that these instructions have changed. Please read these instructions carefully before tendering your shares.

Step One: Determine if these instructions apply to you.

     These instructions apply to you if you are a current partner, or a former partner who has a current Enterprise ID and password, resident in the United States, Denmark, Italy, Norway, Spain or Sweden. If these instructions do not apply to you, then please refer to the instructions for manually executing and delivering your shareholder documents.

Step Two: Follow these revised general instructions.

1.	Access the Partner Matters website at https://partnermatters.accenture.com.

a.	The website will provide you with the maximum number of your shares that are eligible for tender under the restrictions on transfer in the Articles of Association of Accenture SCA.

b.	Type your Enterprise ID and password, on the left navigation, click on “Partner Equity” and then click on the words “Partner Equity Transactions.” On the top navigation of the introduction page, click on “Transactions.” Next, please select from the dropdown menu “Cal Qtr End Sept. 30, 2005 — Accenture SCA Tender Offer.” Your personalized master signature page screen will then indicate the maximum number of your shares that are eligible for tender at this time.

2.	In the space entitled “Number of Class I Common Shares tendered hereby,” enter the total number of shares that you wish to tender in the tender offer. Please note that the share number that you enter cannot exceed the maximum number of shares indicated on your master signature page.

3.	After the text “I hereby elect to have my Class I Common Shares (please select one)” under the caption “Tender Election and Signature,” please check a box to indicate whether you choose to have your shares redeemed by Accenture SCA or purchased by SARL. You should be aware that your decision to have your shares redeemed by Accenture SCA or purchased by SARL may impact your tax treatment with respect to the disposition of those shares. We recommend that you consult your tax advisor prior to making a decision. In addition, please refer to the disclosure in the tender offer (a copy of which has been disseminated to you) under “The Offer—13. U.S. Federal Income Tax Considerations,” “The Offer—14. Luxembourg Tax Considerations” and “The Offer—15. Non-U.S. Tax Considerations.”

4.	After you have read the tender offer, including the shareholder documents that you will be executing and delivering by tendering your shares, in full and have completed the master signature page, please execute the master signature page by clicking on the “Save and Submit” button. By executing the master signature page, you will be electronically executing and delivering each shareholder document that is applicable to your election and you will be binding yourself by the terms and conditions thereof. We recommend that you print and retain a copy of your completed master signature page for your records.

Please note that by performing these actions, you are signing and submitting to Accenture each applicable shareholder document with the same effect as if you had printed, manually signed and delivered such manually signed document to Accenture.

5.	If you have transferred shares under the Family and Charitable Transfer Program, you will see in the drop-down menu on the website an additional master signature page form for each of your FCT transferees having eligible shares to redeem or sell in this tender offer. Please complete steps 2-4 above for the “Cal Qtr End Sept. 30, 2005 – Accenture SCA Tender Offer (transferee’s name)” form(s) on behalf of your transferee(s).

INSTRUCTIONS FOR MANUAL DELIVERY OF SHAREHOLDER DOCUMENTS:
CURRENT OR FORMER PARTNERS RESIDENT IN AUSTRALIA OR FRANCE

     Please note that these instructions have changed. Please read these instructions carefully before tendering your shares.

Step One: Determine if these revised instructions apply to you.

These instructions apply to you if you are a current partner, or a former partner who has a current Enterprise ID and password, resident in Australia or France. If these instructions do not apply to you, then please refer to the Instructions for Manual Delivery of Shareholder Documents: All Other Shareholders.

Step Two: Follow these revised general instructions.

1.	Access the Partner Matters website at https://partnermatters.accenture.com.

a.	The website will provide you with the maximum number of your shares that are eligible for tender under the restrictions on transfer in the Articles of Association of Accenture SCA.

b.	Type your Enterprise ID and password, on the left navigation, click on “Partner Equity” and then click on the words “Partner Equity Transactions.” On the top navigation of the introduction page, click on “Transactions.” Next, please select from the dropdown menu “Cal Qtr End Sept. 30, 2005 —Accenture SCA Tender Offer.” Your personalized master signature page screen will then indicate the maximum number of your shares that are eligible for tender at this time.

2.	Manually complete your master signature page following these revised instructions.

a.	On the website, in the space entitled “Number of Class I Common Shares tendered hereby,” enter the total number of shares that you wish to tender in the tender offer. Please note that the share number that you enter cannot exceed the maximum number of shares indicated on your master signature page.

b.	After the text “I hereby elect to have my Class I Common Shares (please select one)” under the caption “Tender Election and Signature,” please check a box to indicate whether you choose to have your shares redeemed by Accenture SCA or purchased by SARL. You should be aware that your decision to have your shares redeemed by Accenture SCA or purchased by SARL may impact your tax treatment with respect to the disposition of those shares. We recommend that you consult your tax advisor prior to making a decision. In addition, please refer to the disclosure in the tender offer (a copy of which has been disseminated to you) under “The Offer—13. U.S. Federal Income Tax Considerations,” “The Offer—14. Luxembourg Tax Considerations” and “The Offer—15. Non-U.S. Tax Considerations.”

c.	After you have read the tender offer, including the shareholder documents that you will be executing and delivering by tendering your shares, in full and completed the master signature page, please click on the “Save and Submit” button and print out a copy of your master signature page.

Step Three: Follow these revised instructions specific to your country of residence.

Note: While viewing your “Cal Qtr End Sept. 30, 2005 – Accenture SCA Tender Offer” form online, select the “Download Associated Documents” button to access and print the signature block for the master signature page and, if you are married, the shareholder documents and spousal consent form that you must submit with your master signature page, as described in more detail below.

1.	Australia: Download and print out and manually execute the signature block for the master signature page that is applicable to you. The signature block for residents of Australia is located under the heading “Current and Former Partners—Australia.” To properly execute the signature block, you must:

a.	fill in the date and place of signature;

b.	sign and print your name; and

c.	have two witnesses who are not related to you sign (attesting to your signature) and provide their addresses and occupations.

2.	France: Download and print out and manually execute the signature block for the master signature page that is applicable to you. The signature block for residents of France is located under the heading “Current and Former Partners—France.” If you are married and subject to the spousal consent regime, you will also need to print out a copy of a spousal consent form and each shareholder document that is applicable to your tender election. The spousal consent form is located under the heading “Spousal Consent—France.” If you are tendering shares for redemption, the shareholder documents that are applicable to your election are located under the headings “Notice of Election for Redemption” and “Redemption Reimbursement Agreement.” If you are tendering shares for purchase, the shareholder documents that are applicable to your election are located under the headings “Share Purchase Agreement” and “Share Purchase Reimbursement Agreement.”

If you are not married or married but not subject to the spousal consent regime, to properly execute your master signature page, you must fill in the date and place of signature and sign and print your name in the signature block that is applicable to you.

If you are married and subject to the spousal consent regime, to properly execute your master signature page, you must:

a.	fill in the date and place of your signature;

b.	sign and print your name;

c.	have your spouse initial each page of your master signature page (including the signature block) and each page of the shareholder documents that are applicable to your election (as indicated above); and

d.	attach a copy of your completed and signed spousal consent form.

If you are required to submit a spousal consent form, please have your spouse read and execute the consent. To properly execute the consent, your spouse must:

a.	fill in his or her last name, first name, date and place of birth, nationality, domicile, your name and the date and place of signature; and

b.	sign his or her name.

If you are married but believe that you are not required under your marital regime to submit a spousal consent, please contact Accenture’s Employee Equity Services Group at +1-(312) 693-3390.

Step Four: Deliver your completed master signature page (including the signature block) and, if required, you spousal consent form and each shareholder document that your spouse is required to initial.

1.	Please return one copy of your completed master signature page (including the signature block) and, if required, you spousal consent form and each shareholder document that your spouse is required to initial, in their entirety, to Accenture’s Employee Equity Services Group. You may return these documents by:

a.	faxing them to +1 (720) 359-4100, with the originals to follow by mail, or

b.	overnight delivery to:

Accenture
Attn: Accenture Employee Equity Services
161 N. Clark St., 38th Fl.
Chicago, Illinois 60601
USA

2.	Please note that by executing these documents and returning them to us, you will be executing and delivering each shareholder document that is applicable to your election and you will be binding yourself by the terms and conditions thereof.

3.	We recommend that you and, if applicable, your spouse each retain a copy of each document that you submit to us for your records.

INSTRUCTIONS FOR MANUAL DELIVERY OF SHAREHOLDER DOCUMENTS:
ALL OTHER SHAREHOLDERS

Please note that these instructions have changed. Please read these instructions carefully before tendering your shares.

Step One: Determine if these instructions apply to you.

These instructions apply to you if the “Instructions for Electronic Delivery of Shareholder Documents” and the “Instructions For Manual Delivery of Shareholder Documents: Current Partners or Former Partners Resident in Australia or France” do not apply to you. If this is applicable to you, a personalized master signature page that you are required to manually execute and deliver is attached below.

Step Two: Follow these general instructions.

1.	Please print out the attached master signature page. The attached master signature page provides you with the maximum number of your shares that are eligible for tender under the restrictions on transfer in the Articles of Association of Accenture SCA.

[Attachment: “Master Signature Page”]

2.	On your printed master signature page, please enter the total number of shares that you wish to tender in the tender offer. Please note that the share number that you enter cannot exceed the maximum number of shares indicated on your master signature page.

3.	On your printed master signature page, after the text “I hereby elect to have my Class I Common Shares (please select one)” under the caption “Tender Election and Signature,” please check a box to indicate whether you choose to have your shares redeemed by Accenture SCA or purchased by SARL. You should be aware that your decision to have your shares redeemed by Accenture SCA or purchased by SARL may impact your tax treatment with respect to the disposition of those shares. We recommend that you consult your tax advisor prior to making a decision. In addition, please refer to the disclosure in the tender offer (a copy of which has been disseminated to you) under “The Offer—13. U.S. Federal Income Tax Considerations,” “The Offer—14. Luxembourg Tax Considerations” and “The Offer—15. Non-U.S. Tax Considerations.”

Step Three: Follow these instructions specific to your country of residence (note that if your country is not specified then please follow the instructions for “all other countries”).

1.	Spain: Download and print out and manually execute the signature block for the master signature page that is located under the heading “Master Signature Page—Signature Block—Global Individual.” To properly execute the signature block, you must:

a.	fill in the date and place of signature;

b.	sign and print your name; and

c.	have your signature notarized by a Spanish notary public.

[Attachment: “ Master Signature Page—Signature Block—Global Individual”]

2.	All Other Countries: Download and print out and manually execute the signature block for the master signature page that is located under the heading “Master Signature Page—Signature Block—Global Individual.” To properly execute the signature block, you must:

a.	fill in the date and place of signature; and

b.	sign and print your name.

[Attachment: “ Master Signature Page—Signature Block—Global Individual”]

Step Four: Deliver your completed master signature page.

1.	Please return one copy of your completed master signature page (including the signature block), in its entirety, to Accenture’s Employee Equity Services Group. You may return the master signature page by:

a.	faxing it to +1 (720) 359-4100, with the original to follow by mail, or

b.	overnight delivery to:

Accenture
Attn: Accenture Employee Equity Services
161 N. Clark St., 38th Fl.
Chicago, Illinois 60601
USA

2.	Please note that by executing the master signature page and returning it to us, you will be executing and delivering each shareholder document that is applicable to your election and you will be binding yourself by the terms and conditions thereof.

3.	We recommend that you retain a copy of the master signature page that you submit to us for your records.

MASTER SIGNATURE PAGE

Cal Qtr End Sept. 30, 2005—Accenture SCA Tender Offer

Partner Name:

Accenture SCA Shares – Quarterly Transaction

Maximum number of Class I Common Shares that you may dispose of in this tender offer:

Please note that 1% of the gross proceeds of a sale or redemption will be deducted for each tendering shareholder to cover expenses in connection with the Offer with any excess being applied to fund Accenture’s employee equity programs.

Number of Class I Common Shares tendered hereby:                                                             ,
subject to pro rata reduction by Accenture SCA, in the case of a redemption, or SARL, in the case of a purchase, in accordance with the proration provisions of the Offer.

Please note that your decision to have your Class I Common Shares redeemed by Accenture SCA or purchased by SARL may impact your tax treatment upon the disposition of your shares. While it is anticipated that partners and former partners in the U.S. will generally seek a redemption and partners and former partners in all other countries will generally seek a sale, you are urged to contact your tax advisor to help you determine the tax consequences that apply to you.

In addition, please read carefully the disclosures in the Tender Offer (a copy of which has been disseminated to you) under “The Offer -13. U.S. Federal Income Tax Considerations,” “The Offer -14. Luxembourg Tax Considerations” and “The Offer -15. Non-U.S. Tax Considerations” for more information. If you have additional questions, please contact your country managing director.

Tender Election and Signature

I hereby elect to have my Class I Common Shares (please select one):

☐     Redeemed by Accenture SCA.      I have elected to have Class I Common Shares redeemed by Accenture SCA: I, [your name], hereby execute and deliver the Notice of Election for Redemption and the Redemption Reimbursement Agreement of which this Master Signature Page forms a part and agree to the terms and conditions thereof.

☐      Purchased by SARL. I have elected to have Class I Common Shares purchased by SARL: I, [your name], hereby execute and deliver the Share Purchase Agreement and the Share Purchase Reimbursement Agreement of which this Master Signature Page forms a part and agree to the terms and conditions thereof.

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